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Exhibit 99.1

CITIGROUP REPORTS SECOND QUARTER NET INCOME OF $5.07 BILLION
SECOND QUARTER EPS OF $0.97

INCOME FROM CONTINUING OPERATIONS OF $4.73 BILLION
EPS FROM CONTINUING OPERATIONS OF $0.91
REVENUES OF $20.2 BILLION

        New York, NY, July 18, 2005—Citigroup Inc. (NYSE:C) today reported net income for the second quarter 2005 of $5.07 billion, or $0.97 per share, an increase from $1.14 billion or $0.22 per share in the second quarter 2004. Income from continuing operations was $4.73 billion, or $0.91 per share, up from $916 million, or $0.17 per share.

        Excluding the second quarter 2004 after-tax charge of $4.95 billion for a WorldCom class action settlement and increased litigation reserves and an after-tax gain of $756 million on the sale of a stake in Samba Financial Group, revenues increased 2%, and net income and earnings per share from continuing operations declined 7% and 6%, respectively.

				Second Quarter Net Income
	Second Quarter Revenues
			% Change			% Change
Citigroup Segment Results	2005	2004		2005	2004
	(In Millions of Dollars)
Global Consumer	$12,007	$12,215	(2)%	$2,897	$3,102	(7)%
excluding Samba gain(1)		11,631	3		2,724	6
Corporate and Investment Banking	5,156	6,067	(15)	1,372	(2,805)	NM
excluding May '04 charge & Samba gain(1,2)		5,483	(6)		1,767	(22)
Global Wealth Management	2,100	2,087	1	322	363	(11)
Alternative Investments	1,112	545	NM	385	278	38
Corporate/Other	(206)	(59)	NM	(245)	(22)	NM

Results from Continuing Operations(3)	$20,169	$20,855	(3)%	$4,731	$916	NM
excluding May '04 charge & Samba gain(1,2)		19,687	2%		5,110	(7)%

Discontinued Operations(3)				342	228	50%

Total Citigroup	$20,169	$20,855	(3)%	$5,073	$1,144	NM

Total Citigroup excluding May '04 charge & Samba gain(1,2)		$19,687	2%		$5,338	(5)%

(1)
Gain on sale of stake in Samba of $1.17 billion pre-tax ($756 million after-tax) in the second quarter 2004, split equally between Global Consumer and Corporate and Investment Banking. (2) May 2004 charge of $4.95 billion after-tax for WorldCom class action settlement and increased litigation reserves. (3) Income from continuing operations excludes the results of substantially all of Life Insurance and Annuities and the Argentine pension business, which was subject to a sale transaction that closed on July 1, 2005. Income from continuing operations also excludes the results of substantially all of Asset Management, which is subject to a pending sale transaction. Results for the Life Insurance and Annuities and Asset Management businesses referred to above are each recorded as Discontinued Operations for all periods.

        "Our businesses faced challenging conditions during the quarter," said Charles Prince, Chief Executive Officer of Citigroup. "The capital markets environment was one of the worst we have seen in years, and combined with a flattening yield curve, led to a significant decline in our fixed income markets revenues. Rising short-term interest rates and a flattening yield curve resulted in spread compression across several businesses. New bankruptcy legislation caused a short-term spike in bankruptcy filings, adding approximately $175 million to our credit costs in North America cards. Despite these challenges, our diversified business platform generated strong profitability. In our international consumer businesses, strong growth in customer balances drove 10% revenue growth. We saw particularly strong performance in our equity markets business, where we have been investing to expand our product capabilities, with revenues increasing 40%. In transaction services, we achieved record revenues and strong net income growth, with increases of 21% and 10%, respectively."

        "In the second quarter, we continued to sharpen our focus on Citigroup's leading franchises and invest to extend our competitive advantages. We announced the sale of substantially all of Asset Management and we closed the sale of our Life Insurance and Annuities business on July 1st. We expect to significantly enhance our private client business with the addition of Legg Mason's brokerage business and announced an important credit card partnership with Federated.

        We continued to expand our distribution network globally, adding 135 new retail banking and consumer finance branches, and we expanded our "ThankYou" Rewards Program to our U.S. retail banking customers," continued Prince.

        "We also made significant progress resolving pending legal and regulatory matters. We agreed to settle the Enron class action litigation, significantly reducing the amount of claims outstanding for Enron matters. We concluded a settlement with the UK Financial Services Authority relating to the Eurozone bond trade, and we concluded a settlement with the U.S. Securities and Exchange Commission relating to transfer agent matters. We believe resolution of these matters is clearly in the best interest of Citigroup and its owners," said Prince.

SECOND QUARTER HIGHLIGHTS—CONTINUING OPERATIONS

  •
  Customer volumes.  In North America retail banking, average deposits and loans grew 6% and 20%, respectively. Internationally, retail banking deposits and loans increased 9% and 19%, respectively. In cards, North America average managed loans grew by 2% as purchase sales growth of 9% was offset by higher payment rates. In international cards, purchase sales increased 17% and receivables grew 18%. Private bank client business volumes outside of Japan increased 13%, including 27% growth in the U.S. In transaction services, assets under custody rose 14% and liability balances increased 25%.

  •
  Revenues.  Revenues declined 3%. Excluding the impact of a $1.17 billion pre-tax gain on the sale of a stake in Samba recorded in the prior year period, revenues increased 2%. Revenue growth reflects 10% growth in international consumer businesses, driven by strong growth in Asia and Latin America. In North America retail banking, revenue increased 6% including a 16% increase in Mexico revenue. Transaction services revenues increased 21% to record levels. Revenues declined 5% from the first quarter 2005.

    Growth in these businesses was partially offset by a 12% decline in capital markets and banking revenues. This included a 28% decrease in fixed income markets, reflecting difficult capital markets conditions and a flattening yield curve, which led to lower trading results in interest rate and credit products. In North America cards, net credit margin increased 7%, as a 3% decline in revenues was offset by lower credit costs.

  •
  Capital allocation to expand our leading franchises.  Investment spending continued in the second quarter with the addition of 135 new branches, consisting of 73 consumer finance and 62 retail bank branches. In Japan, 65 new automated loan machines were added. Advertising and marketing expenditures focused on global brand support, rewards programs, and new product offerings in consumer and wealth management. In cards, strategic actions included the announcement of a long-term retail partner agreement with Federated department stores, and the launch of co-branded credit cards with Cespa in Spain, Eurotel in the Czech Republic, and MTV in Japan. As part of the agreement to sell Asset Management, Citigroup will add Legg Mason's 1,354 experienced financial advisors and 127 branch offices to its wealth management platform, and will be positioned as the primary domestic provider of Legg Mason's equity fund family.

  •
  Expenses.  Expenses declined 40%. Excluding the impact of a $7.92 billion charge for the WorldCom settlement and increased litigation reserves recorded in the prior-year period, expenses increased 7%. Approximately 3 points of the increase was due to increased investment spending and 3 points was due to acquisitions and the impact of foreign exchange. Expenses declined 4% from the first quarter 2005.

  •
  Stable credit environment.  In corporate and investment banking, cash-basis loans declined 8% from the prior quarter to $1.6 billion and are down 62% from a peak of $4.2 billion at June 30, 2003. The provision for credit losses was a benefit of $14 million and included a $100 million pre-tax addition to the corporate allowance for unfunded lending commitments due to higher commitments to corporate clients. Global consumer loss rates in the quarter improved to 2.57% on a managed basis, excluding commercial markets, representing a 64 basis point decline from the second quarter of 2004. International consumer results include a $127 million pre-tax charge to increase loan loss reserves in Germany retail banking to primarily reflect increased experience with the effects of bankruptcy law liberalization.

  •
  Taxes.  Results include a $65 million tax benefit relating to resolution of an audit.

  •
  Share repurchases.  During the quarter, 42 million shares were repurchased for a total cost of $2.0 billion.

  •
  Return on capital.  Return on common equity was 18.4%, while return on risk capital was 36%.

  •
  Discontinued operations.  On January 31, 2005, Citigroup announced the sale of substantially all of its Life Insurance and Annuities business, including the Argentine pension business previously recorded in Asset Management. Results of the Mexico life insurance business, which is not included in the sale transaction, are recorded in North America retail banking—Mexico. The sale was completed on July 1, 2005.

        On June 24, 2005, Citigroup announced the sale of substantially all of its Asset Management business. The sale transaction does not include the asset management business in Mexico, the retirement services business in Latin America, and interest in the CitiStreet joint venture. Results for the Mexico asset management business are reported in North America retail banking—Mexico. Results for Latin America retirement services are recorded in international retail banking—Latin America and the CitiStreet joint venture is recorded in Smith Barney.

        Financial results for Life Insurance and Annuities and Asset Management businesses, which are included in the sale transactions described above, are presented as Discontinued Operations.

GLOBAL CONSUMER GROUP

	Second Quarter Revenues			Second Quarter Net Income
			% Change			% Change
	2005	2004		2005	2004
	(In Millions of Dollars)
N. America Cards	$3,581	$3,686	(3)%	$861	$850	1%
International Cards	870	781	11	206	162	27

Total Cards	$4,451	$4,467	0%	$1,067	$1,012	5%
N. America Consumer Finance	$1,795	$1,806	(1)%	$477	$457	4%
International Consumer Finance	918	871	5	169	137	23

Total Consumer Finance	$2,713	$2,677	1%	$646	$594	9%
N. America Retail Banking(1)	$3,182	$2,994	6%	$885	$785	13%
International Retail Banking	1,691	1,520	11	356	407	(13)

Total Retail Banking	$4,873	$4,514	8%	$1,241	$1,192	4%

Other	(30)	557	NM	(57)	304	NM

Global Consumer(1)	$12,007	$12,215	(2)%	$2,897	$3,102	(7)%

Global Consumer excl. Samba gain(2)		$11,631	3%		$2,724	6%

(1)
Includes revenues and net income from Mexico insurance operations, which were previously recorded in Life Insurance and Annuities. Also includes revenues and net income from Mexico Asset Management, which were previously recorded in Asset Management. (2) Gain on sale of stake in Samba of $584MM pre-tax ($378MM after tax) in the second quarter 2004, recorded in Other.

•
North America Cards

—
Revenues declined 3%, as a 9% increase in purchase sales was offset by net interest margin compression, higher payment rates and lower risk-based fees.

—
Mexico card revenues and net income increased 58% and 42%, respectively, as target market expansion led to 63% growth in managed receivables.

—
Net credit margin increased 7% as continued favorable credit conditions and asset sales offset the impact of a temporary increase in bankruptcy filings, which added approximately $175 million pre-tax to credit costs. Credit costs in the second quarter of 2004 included a $60 million loan loss reserve release.

•
International Cards

—
Revenue and income growth reflects a 17% increase in purchase sales and 18% growth in average loans. Results include strong organic growth in Australia, Korea, India, and Brazil.

—
International credit trends continued to improve as the NCL rate declined 41 basis points to 2.84%.

—
Net credit margin increased 13%.

  •
  North America Consumer Finance

  —
  Revenues declined 1% from the prior year period, as a 6% increase in average loans was offset by a 52 basis point decline in net interest margin. Spread compression was primarily driven by lower yields on the portfolio.

  —
  Income growth reflects continued expense discipline, as well as lower credit costs. The net credit loss rate improved 39 basis points to 2.30%.

  —
  In the quarter, investment in branch expansion continued with the opening of 16 new branches in Mexico. Branches have increased by 77 since the second quarter 2004, primarily in Mexico.

  •
  International Consumer Finance

  —
  Income growth was primarily driven by lower expenses and continued credit improvement in Japan. Outside of Japan, 13% revenue growth was offset by increased investment spending.

  —
  Average loans increased 6%, reflecting a decline in Japan of 8% and growth outside of Japan of 22%.

  —
  The NCL ratio improved by 84 basis points to 5.73%.

  —
  During the quarter, 54 new branches were opened outside of Japan and 65 new automated loan machines were added in Japan. Sales points have increased by 271, or 20%, since the second quarter 2004.

  •
  North America Retail Banking

  —
  Results reflect growth in average customer deposits and loans of 6% and 20%, respectively, which was partially offset by continuing spread compression and the impact of liquidating portfolios in commercial businesses.

  —
  Mexico retail banking income increased significantly as deposits grew 8% and loans increased 23%. Results also include a $78 million pre-tax favorable impact related to a restructuring of Mexico government notes.

  —
  Credit costs increased due to a $127 million general loan loss reserve release recorded in the prior-year period.

  •
  International Retail Banking

  —
  Revenue growth was driven by growth in deposits and loans of 9% and 19%, respectively, and improved spreads on deposit products.

  —
  Expenses include continued investment spending, with 20 new branch openings during the quarter. In addition, 36 new branches were added through the acquisition of Insular Savings Bank in the Philippines. Branches have increased by 86 since the second quarter 2004.

  —
  Credit costs increased due to a $127 million pre-tax charge to increase loan loss reserves in Germany retail banking to primarily reflect increased experience with the effects of bankruptcy law liberalization.

CORPORATE AND INVESTMENT BANKING

	Second Quarter Revenues			Second Quarter Net Income
			% Change			% Change
	2005	2004		2005	2004
	(In Millions of Dollars)
Capital Markets and Banking	$3,965	$4,495	(12)%	$1,043	$1,502	(31)%
Transaction Services	1,191	987	21	288	262	10
Other	—	585	NM	41	(4,569)	NM

Corporate and Investment Banking	$5,156	$6,067	(15)%	$1,372	$(2,805)	NM

Corporate and Investment Banking excl. May '04 charge and Samba(1)		$5,483	(6)%		$1,767	(22)%

(1)
May 2004 charge of $4.95 billion after-tax for WorldCom class action settlement and increased litigation reserves and gain on sale of a stake in Samba of $584MM pretax ($378MM after-tax) in the second quarter 2004.

•
Capital Markets and Banking

—
Fixed income markets revenues declined 28%. Difficult capital markets conditions and a flattening yield curve led to lower trading results in interest rate and credit products, which were partially offset by increased revenues from foreign exchange and commodities.

—
Equity markets revenues increased 40%, driven by improved performance and growth in cash trading, derivatives products and equity finance.

—
Investment banking revenues declined 1%, as lower high yield debt underwriting revenues were partially offset by strong growth in completed M&A transactions, which led to a 13% increase in advisory and other fees.

—
The provision for credit losses was a benefit of $20 million, and included a $96 million pre-tax charge to increase the allowance for unfunded commitments. The increased allowance reflects higher unfunded commitments to corporate clients. Credit costs increased $256 million due to a general loan loss reserve release of $276 million pre-tax in the prior-year period.

—
Results also include a $19 million pre-tax favorable impact related to a restructuring of Mexico government notes.

  •
  Transaction Services

  —
  Record revenues were driven by higher customer volumes, reflecting increased liability balances held on behalf of customers, up 25%, and assets under custody, up 14%, and the positive impact of rising short-term interest rates.

  —
  Expenses increased 13%, reflecting the impact of acquisitions and new product introductions.

  —
  Credit costs increased due to a general loan loss reserve release of $74 million pre-tax recorded in the prior year period.

GLOBAL WEALTH MANAGEMENT

	Second Quarter Revenues			Second Quarter Net Income
			% Change			% Change
	2005	2004		2005	2004
	(In Millions of Dollars)
Smith Barney	$1,647	$1,582	4%	$239	$211	13%
Private Bank	453	505	(10)	83	152	(45)

Global Wealth Management	$2,100	$2,087	1%	$322	$363	(11)%

  •
  Smith Barney

  —
  Revenue growth reflects a 12% increase in fee-based revenues, partially offset by a 5% decline in transactional revenues due to lower client trading activity.

  —
  Assets under fee-based management increased 10%, to $245 billion, and net flows were $5 billion for the quarter.

  —
  The pre-tax margin of 24% increased from the prior year and the prior quarter.

  •
  The Private Bank

  —
  Results reflect continued wind-down of the Japan business, with Japan revenue and net income down $73 million and $64 million, respectively.

  —
  Ex-Japan, revenues increased 5%. Recurring and net interest revenues grew 7% as growth in customer volumes offset net interest margin compression. Transactional revenues ex-Japan declined 4% due to lower client trading activity.

  —
  Excluding a $45 million loss in Japan, income declined 4%, as revenue growth was offset by investment spending on front office sales and support.

  —
  Client business volumes rose 8%, to $220 billion. Growth outside of Japan was 13%, led by a 27% increase in the U.S. Assets under fee-based management grew 18%.

ALTERNATIVE INVESTMENTS

	Second Quarter Revenues			Second Quarter Net Income
			% Change			% Change
	2005	2004		2005	2004
	(In Millions of Dollars)
Alternative Investments	$1,112	$545	NM	$385	$278	38%

  •
  Alternative Investments

  —
  Income of $385 million primarily reflects mark-to-market valuations and realized gains in private equity portfolios.

CORPORATE/OTHER

        Corporate/Other results, which declined to a loss of $245 million, were driven by lower treasury results due to increased short-term interest rates and the flattening of the U.S. yield curve.

DISCONTINUED OPERATIONS

	Second Quarter Net Income
			% Change
	2005	2004
	(In Millions of Dollars)
Life Insurance & Annuities	$280	$164	71%
Asset Management	62	64	(3)

Discontinued Operations	$342	$228	50%

INTERNATIONAL OPERATIONS(1)

	Second Quarter Net Income
			% Change
	2005	2004
	(In Millions of Dollars)
Global Consumer	$368	$235	57%
Corporate and Investment Banking	76	184	(59)
Global Wealth Management	10	12	(17)

Mexico	$454	$431	5%
Global Consumer	$122	$601	(80)%
excluding Samba gain(2)		223	(45)
Corporate and Investment Banking	336	662	(49)
excluding Samba gain(2)		284	18
Global Wealth Management	3	4	(25)

Europe, Middle East and Africa (EMEA)	$461	$1,267	(64)%
excluding Samba gain(2)		511	(10)
Global Consumer	$188	$147	28%
Corporate and Investment Banking	54	87	(38)
Global Wealth Management	(45)	19	NM

Japan	$197	$253	(22)%
Global Consumer	$341	$280	22%
Corporate and Investment Banking	249	321	(22)
Global Wealth Management	31	34	(9)

Asia (excluding Japan)	$621	$635	(2)%
Global Consumer	$80	$54	48%
Corporate and Investment Banking	195	185	5
Global Wealth Management	8	12	(33)

Latin America	$283	$251	13%

Total International from Continuing Operations	$2,016	$2,837	(29)%
excluding Samba gain(2)		2,081	(3)

(1)
International results for the quarter are fully reflected in the product disclosures. (2) Excludes a $756 million after-tax gain on sale of a stake in Samba, split equally between Global Consumer and Corporate and Investment Banking.

•
Mexico

—
Consumer income growth reflects increased customer deposits and loans, improved spreads in retail banking, and a $78 million pre-tax favorable impact in retail banking related to a restructuring of Mexico government notes.

—
Corporate and Investment Banking income declined as increased corporate customer activity was offset by lower treasury results due to a flat yield curve and lower volatility. Credit costs increased due to a $200 million pre-tax loan loss reserve release recorded in the prior-year period. Corporate credit conditions remain stable. Results also include a $19 million pre-tax favorable impact related to a restructuring of Mexico government notes.

•
Europe, Middle East and Africa

—
Excluding the impact of a $378 million after-tax gain on the sale of a stake in Samba recorded in the second quarter 2004, consumer income declined 45%. Consumer results reflect increased investment spending on branches and a $127 million pre-tax charge to increase loan loss reserves in Germany retail banking. During the quarter, 27 new branches were opened, consisting of 18 consumer finance and 9 retail banking branches.

—
Excluding the impact of a $378 million after-tax gain on the sale of a stake in Samba recorded in the second quarter 2004, corporate and investment banking income increased 18%. Corporate and Investment Banking results reflect strong increases in fixed income markets and transaction services, and lower credit costs.

  •
  Japan

  —
  Consumer income increased primarily due to reduced expenses and lower credit costs in consumer finance.

  —
  Corporate and Investment Banking income declined as reduced customer transaction volumes and lower volatility led to weaker fixed income and equity markets results.

  —
  Wealth Management results reflect the continued wind-down of the Private Bank operations.

  •
  Asia

  —
  Consumer income continued to grow strongly, as growth in customer volumes led to continued double-digit revenue growth across cards, retail banking, and consumer finance. During the quarter, 32 new branches were opened, consisting of 26 consumer finance and 6 retail banking branches. In addition, 36 branches were added through the acquisition of Insular Savings Bank in the Philippines.

  —
  Corporate and Investment Banking results reflect double-digit revenue growth in transaction services and investment banking, which was more than offset by a decline in fixed income markets results due to a flattening yield curve and unfavorable interest rate positioning.

  •
  Latin America

  —
  Consumer results reflect double-digit revenue growth in cards and retail banking, driven by increased receivables balances and a favorable credit environment. During the quarter, 15 new branches were opened, consisting of 10 consumer finance and 5 retail banking branches.

  —
  Corporate and Investment Banking income increased, driven by double-digit revenue growth in fixed income markets and transaction services, partially offset by lower lending revenues.

        A reconciliation of non-GAAP financial information contained in this press release is set forth on page 8.

        Citigroup (NYSE: C), the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage, and asset management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney, and Banamex. Additional information may be found at www.citigroup.com.

        Additional financial, statistical and business-related information, as well as business and segment trends, is included in a Financial Supplement. Both the earnings release and the Financial Supplement are available on Citigroup's web site at www.citigroup.com.

        Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

Contacts:
Press:	Leah Johnson (212) 559-9446	Equity Investors:	Arthur Tildesley (212) 559-2718
	Shannon Bell (212) 793-6206	Fixed Income Investors:	John Randel (212) 559-5091

Non-GAAP Financial Measures

        Income, Revenues, Expenses and EPS excluding litigation charges and the gain on sale of Samba are "non-GAAP financial measures" under SEC guidelines.

        The Company believes that these non-GAAP financial measures provide a fuller understanding of ongoing operations. Investors may find these non-GAAP financial measures useful in analyzing financial performance without the impact of unusual items that may obscure underlying trends.

        Reconciliation of the GAAP financial measures to the aforementioned non-GAAP measures follows:

TOTAL CITIGROUP
(in millions, except EPS)

	2Q 2005	2Q 2004	2Q05 vs. 2Q04 Increase/ (Decrease)
GAAP Revenues from Continuing Ops.	$20,169	$20,855	(3% )
Excluding Gain on Samba	—	(1,168)

Non-GAAP Revenues from Continuing Ops. as Adjusted	$20,169	$19,687	2%

GAAP Expenses from Continuing Ops.	$10,972	$18,172	(40)%
Excluding Litigation Charges	—	(7,915)

Non-GAAP Expenses from Continuing Ops. as Adjusted	$10,972	$10,257	7%

GAAP Income from Continuing Ops.	$4,731	$916	NM
Excluding Gain on Samba	—	(756)
Excluding Litigation Charges	—	4,950

Non-GAAP Income from Continuing Ops. as Adjusted	$4,731	$5,110	(7)%

GAAP Diluted Earnings Per Share from Continuing Ops.	$0.91	$0.17	NM
Excluding Gain on Samba	—	(0.15)
Excluding Litigation Charges	—	0.95

Non-GAAP Diluted EPS from Continuing Ops. as Adjusted	$0.91	$0.97	(6)%

GAAP Net Income	$5,073	$1,144	NM
Excluding Gain on Samba	—	(756)
Excluding Litigation Charges	—	4,950

Non-GAAP Net Income as Adjusted	$5,073	$5,338	(5)%

GAAP Diluted Earnings Per Share	$0.97	$0.22	NM
Excluding Gain on Samba	—	(0.15)
Excluding Litigation Charges	—	0.95

Non-GAAP Diluted EPS as Adjusted	$0.97	$1.02	(5% )

SEGMENT DETAIL
(in millions)

	2Q 2005	2Q 2004	2Q05 vs. 2Q04 Increase/ (Decrease)
Global Consumer Group
GAAP Revenues	$12,007	$12,215	(2%	)
Excluding Gain on Samba	—	(584)

Non-GAAP Revenues as Adjusted	$12,007	$11,631	3%

GAAP Net Income	$2,897	$3,102	(7%	)
Excluding Gain on Samba	—	(378)

Non-GAAP Net Income as Adjusted	$2,897	$2,724	6%

Corporate & Investment Banking
GAAP Revenues	$5,156	$6,067	(15%	)
Excluding Gain on Samba	—	(584)

Non-GAAP Revenues as Adjusted	$5,156	$5,483	(6%	)

GAAP Net Income	$1,372	$(2,805)	NM
Excluding Gain on Samba	—	(378)
Excluding Litigation Charges	—	4,950

Non-GAAP Net Income as Adjusted	$1,372	$1,767	(22%	)

Europe, Middle East and Africa	2Q 2005	2Q 2004	2Q05 vs. 2Q04 Increase/ (Decrease)
Global Consumer Group
GAAP Net Income	$122	$601	(80%	)
Excluding Gain on Samba	—	(378)

Non-GAAP Net Income as Adjusted	$122	$223	(45%	)

Corporate & Investment Banking
GAAP Net Income	$336	$662	(49%	)
Excluding Gain on Samba	—	(378)

Non-GAAP Net Income as Adjusted	$336	$284	18%

Total International from Continuing Ops.
GAAP Net Income	$2,016	$2,837	(29%	)
Excluding Gain on Samba	—	(756)

Non-GAAP Net Income as Adjusted	$2,016	$2,081	(3%	)

QuickLinks

  Exhibit 99.1
SECOND QUARTER HIGHLIGHTS—CONTINUING OPERATIONS
GLOBAL CONSUMER GROUP
CORPORATE AND INVESTMENT BANKING
GLOBAL WEALTH MANAGEMENT
ALTERNATIVE INVESTMENTS
CORPORATE/OTHER
DISCONTINUED OPERATIONS
INTERNATIONAL OPERATIONS(1)